SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2010 (May 28, 2010)

NEAH POWER SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

22118 20th Ave. SE, Suite 142
 Bothell, Washington 98021

(Address of principal executive offices) (Zip Code)

(425) 424-3324

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

On June 17, 2010, the registrant, Neah Power Systems, Inc. (“Neah Power”), exceeded sales of 5% of its outstanding shares of common stock as a result of its issuance of shares of its common stock (i) to First Equity Trust, Inc. in the amount of 860,000 shares in partial return for a cash investment of $505,000, (ii) to Amber Capital Corporation in the amount of 2,986,667 shares in connection with a cash investment  of $112,000, (iii)  to AGS Capital Group LLC in the amount of 15,000 shares in fees pursuant to the amended Reserve Equity Financing Agreement, (iv) to Michael Selsman in the amount of 500,000 shares in connection with payment for services, and (v) to Sierra Trading, Inc. in the amount of 3,333,333 shares as payment for an outstanding debt obligation of Neah Power.

The above securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, to a person who is sophisticated in such transactions and who had knowledge of and access to sufficient information about Neah Power to make an informed investment decision.  The purchasers of these securities were aware that they would receive restricted securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 23, 2010	Neah Power Systems, Inc.

	By:	/s/ Stephen M. Wilson
Chief Financial Officer